SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                          ----------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported) May 4, 2004

                              REPLIGEN CORPORATION

              (Exact name of registration as specified in charter)

     Delaware                       0-14656                     04-2729386
 (State or other                 (Commission                  (IRS Employer
 jurisdiction of                 File Number)              Identification No.)
  incorporation)

41 Seyon Street, Bldg. 1, Suite 100, Waltham, MA                  02453
   (Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code (781) 250-0111

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         (Former name or former address, if changed since last report.)

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Item 5. Other Events.

      Repligen Corporation and The Massachusetts Institute of Technology (MIT) have filed an action for patent infringement against ImClone Systems, Inc. for infringement of United States Patent No. 4,663,281 based on Imclone's manufacture and sale of the recently-approved cancer drug Erbitux(R). The technology, which was developed and patented by MIT, covers certain genetic elements ("DNA enhancers") that increase protein production in a mammalian cell. Repligen is the exclusive licensee of MIT for this patent. Repligen and MIT believe that the cell line, which is used to manufacture Erbitux(R), was developed by Damon Biotech, a predecessor of Repligen, in 1990 for the National Cancer Institute and uses the technology which is the basis of the patent. Repligen and MIT have filed an application for patent term extension for United States Patent No. 4,663,281, which expires on May 5, 2004.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       REPLIGEN CORPORATION

Dated: May 5, 2004                     By: /s/ Walter C. Herlihy
                                          ------------------------------------
                                          Walter C. Herlihy
                                          Chief Executive Officer and President